Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-210068 on Form S-8 of our report dated June 25, 2021, appearing in the Annual Report on Form 11-K of the Duke Energy Retirement Savings Plan for the year ended December 31, 2020.

/s/ McCONNELL & JONES LLP

Houston, Texas
June 25, 2021